UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, Freedom Leaf Inc. (the “Company”) appointed Charles Grigsby, as its Chief Financial Officer to serve for an initial two-year term.

From January 2012 through June 2013, Mr. Grigsby, CPA, ABV, CFF, CITP, CMAA, MAFF, CFE, age 68, was a partner at Grigsby & Castro, LLC, where he performed accounting review and compiled reports, handled tax return compliance and planning, prepared fraud reports and performed fraud investigations, and acted as an expert witness for forensic accounting cases. From July of 2013 to the present, Mr. Grigsby has been the sole proprietor of Grigsby Forensics & Valuation, where he performed business valuations, including private equity valuations, reviewed valuation reports, engaged in fraud detection, risk assessment and predication, and provided other accounting services including compilation of reports, review of certified audits, and internal control, SSAE No. 16, SOC 1 and 2 audits, as well as PCI and HIPPA audits. Mr. Grigsby has been the Chief Financial Officer of UMAX Group Corp., a publicly traded corporation, since March 2016, and he has been the Chief Financial Officer of Rockstar Mining Corp., a private corporation, since October 18, 2016.

The Company has entered into an employment contract with Mr. Grigsby with an initial two-year term, pursuant to which Mr. Grigsby will be paid 1,000,000 shares of Company common stock for his first six months of employment, and 100,000 shares of Company common stock for each additional 6 months thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017

FREEDOM LEAF, INC.

By: /s/ Clifford J. Perry

Clifford J. Perry

Chief Executive Officer & Director

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